UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2003

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 526-1600

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

On October 7, 2003, Pinnacle Systems, Inc. (“Pinnacle”) announced preliminary financial results for the first quarter of fiscal 2004, which ended September 30, 2003. Net sales for the first quarter of fiscal 2004 were approximately $71 million. Net sales in the Broadcast and Professional Division were approximately $34 million and net sales in the Business and Consumer Division were approximately $37 million. Pinnacle also announced that it expects its net loss calculated in accordance with generally accepted accounting principles for the first quarter of fiscal 2004 to be approximately $13 million or $0.20 per share, based on 65.1 million shares outstanding. These financial results are preliminary and are subject to revision until Pinnacle has finalized its quarterly financial statements.

As previously disclosed, Pinnacle is awaiting an arbitration decision with respect to the earnout payable in connection with its acquisition of Digital Editing Services, Inc. (“DES”). On October 7, 2003, Pinnacle also announced that it believes it is likely that the arbitrator will provide a ruling as early as October 2003. To the extent the ruling requires additional shares be issued to the DES shareholders, the value of those shares will increase goodwill associated with that acquisition, which will most likely lead to a goodwill impairment charge in the first quarter of fiscal 2004. Such a charge has not been included in the preliminary results provided above and would increase the net loss for the quarter.

This Form 8-K contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle’s preliminary financial results and its anticipated net loss and earnings per share for the first quarter of fiscal 2004, the potential arbitration decision with respect to the DES earnout dispute, the potential increase to goodwill associated with the DES acquisition and the potential goodwill impairment charge. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle’s actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, the determination of the financial results for the first quarter of fiscal 2004 and the completion of Pinnacle’s review of such results and the timing and outcome of the DES arbitration decision. These and other factors that could affect Pinnacle’s business and financial results are detailed in Pinnacle’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

The information in this Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall be deemed incorporated by reference in filings under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2003	PINNACLE SYSTEMS, INC.

	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance, Chief Financial Officer and Secretary